UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

5059 West 2100 South, Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 21, 2010, ActiveCare, Inc. (“ActiveCare” or “Registrant”) entered into a “Co-Development and Exclusive Distribution Agreement” with Vista Therapeutics, Inc. (“Vista”) for the development and co-marketing of NanoBiosensor™ -based biomarker assessment products for use with ActiveCare’s proprietary line of continuous patient monitoring products marketed to the elderly and senior market.  Under the terms of the agreement, Vista will develop instruments and software incorporating its patented and proprietary nanotechnology for use by ActiveCare. The newly developed products will seek to provide value-added services to the primary markets for ActiveCare’s monitoring products, allowing ActiveCare to add to its position and fall-detection monitoring, monitoring of specific health conditions using biomarkers identified jointly by the parties to the agreement.

ActiveCare is granted an exclusive license to use the technology delivered under the co-development agreement.  In consideration of this license and the development activities of Vista under the agreement, ActiveCare will pay Vista the sum of $15,000 per month for a period of 15 months, commencing July 1, 2010. ActiveCare will also pay Vista a fee of $50,000 for each of three successfully completed assays included in double-blind studies for medical conditions jointly identified by the parties during the term of the agreement.

 In addition, ActiveCare may acquire a sub-license to Vista’s proprietary nanowire technology following the development of deliverables under the agreement. The grant of such sublicenses will be subject to the payment of fees and royalties as agreed by the parties when the sublicense becomes effective.

In connection with the co-development agreement, ActiveCare also made an investment in Vista’s Series B Preferred Stock in the amount of $50,000.  The Vista Series B Preferred Stock is convertible into Common Stock of Vista under certain conditions and grants to the holder certain rights and preferences, subject to prior rights granted to the holders of Vista’s Series A-1 Preferred Stock and Series A-2 Preferred Stock.

A copy of the Co-Development and Exclusive Distribution Agreement is included with this Current Report as an exhibit.

Item 9.01

On June 18, 2010, ActiveCare issued a press release announcing its agreement with Vista.  A copy of the press release is included with this Current Report as an exhibit.

(d)  Exhibits.

10.1           Co-Development and Exclusive Distribution Agreement dated May 11, 2010

10.2           Series B Preferred Stock Purchase Agreement, executed May 21, 2010

99.1           Press Release dated June 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ James Dalton
James Dalton, Chief Executive Officer

Date: June 18, 2010